EXHIBIT 5
                                Law Offices
                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
TIMOTHY B. MATZ                  12th Floor              PATRICIA J. WOHL
STEPHEN M. EGE             734 15th Street, N.W.         DAVID K. TEEPLES
RAYMOND A. TIERNAN        Washington, D.C.  20005        DAVID MAX SELTZER
GERARD L. HAWKINS                                        ERIC M. MARION
JOHN P. SOUKENIK*                 __________             ________________
GERALD F. HEUPEL, JR.
JEFFREY A. KOEPPEL                                       SENIOR COUNSEL
PHILIP ROSS BEVAN       Telephone:  (202) 347-0300
HUGH T. WILKINSON       Facsimile:  (202) 347-2172       W. MICHAEL HERRICK
KEVIN M. HOULIHAN              WWW.EMTH.COM
KENNETH B. TABACH                                        OF COUNSEL

                                                         ALLIN P. BAXTER
                                                         JACK I. ELIAS
                                                         SHERYL JONES ALU


*NOT ADMITTED IN D.C.

                               April 29, 2002

                                 VIA EDGAR


Board of Directors
Willow Grove Bancorp, Inc.
Welsh and Norristown Roads
Maple Glen, Pennsylvania 19002

     Re:  Registration Statement on Form S-8
          534,742 Shares of Common Stock

Gentlemen and Ms. Loring:

     We are special counsel to Willow Grove Bancorp, Inc., a Pennsylvania corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 484,742 shares of common stock, par value $.01 per share ("Common Stock"), to be issued pursuant to the Willow Grove Bancorp, Inc. 1999 Stock Option Plan (the "Option Plan") upon the exercise of stock options and/or stock appreciation rights (together, the "Option Rights") and 50,000 shares of Common Stock to be issued pursuant to the Willow Grove Bank 401(k)/Employee Stock Ownership Plan (the "401(k) Plan") (the Option Plan and the 401(k) Plan are referred to together as the "Plans"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the


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Board of Directors
April 29, 2002
Page 2


Corporation. In addition, the Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

     For this purpose, we have reviewed the Registration Statement and related Prospectuses, the Articles of Incorporation and the Bylaws of the Corporation, the Plans, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for the opinions expressed herein. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Option Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) the shares of Common Stock issuable pursuant to the 401(k) Plan will continue to be validly authorized on the dates the Common Stock is issued in accordance with such plan; (iii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Option Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iv) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (v) no change occurs in applicable law or the pertinent facts; and (vi) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

      Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to the Plans and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.





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Board of Directors
April 29, 2002
Page 3


      We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectuses of the Plans and to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                             By: /s/ Hugh T. Wilkinson
                                 ----------------------------
                                 Hugh T. Wilkinson, a Partner




















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